Exhibit 99.3

Offer to Exchange
6% Senior Notes due 2014
(Registered under the Securities Act of 1933)
for Any and All Outstanding
6% Senior Notes due 2014
of
INTERPOOL, INC.

To Our Clients:

           Enclosed is a Prospectus, dated [_______], 2005, of Interpool, Inc., a Delaware corporation (the "Company", and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 6% Senior Notes due 2014 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 6% Senior Notes due 2014 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

           Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [_________], 2005, unless extended by Interpool, Inc.

           The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

           We are the holder of record and/or participant in the book-entry transfer facility of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

           We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

           Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, you will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Very truly yours

Offer to Exchange
6% Senior Notes due 2014
(Registered under the Securities Act of 1933)
for Any and All Outstanding
6% Senior Notes due 2014
of
INTERPOOL, INC.

           To Registered Holders and The Depository Trust Company Participants:

We are enclosing herewith the material listed below relating to the offer by Interpool, Inc., a Delaware corporation (the "Company"), to exchange its 6% Senior Notes due 2014 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 6% Senior Notes due 2014 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated [_______], 2005, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

Please be advised that the terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Prospectus).

Enclosed herewith are copies of the following documents:

10. 11. 12. 13.	Prospectus; Letter of Transmittal; Notice of Guaranteed Delivery; Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner; and

14.	Letter which may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [_______], 2005, unless extended by Interpool, Inc.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, you will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner of the Outstanding Notes contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from U.S. Bank National Association at the following address:

U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3C St. Paul, Minnesota 55107

Very truly yours, INTERPOOL, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF INTERPOOL, INC. OR U.S. BANK NATIONAL ASSOCIATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER OF
THE INTERPOOL, INC.

6% Senior Notes due 2014

           To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated [_______], 2005 (the "Prospectus") of Interpool, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company’s offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$_________________ of the 6% Senior Notes due 2014

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

•	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$_________________ of the 6% Senior Notes due 2014

•	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.
s

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s)__________________________________________________________________________________

Signature(s) ________________________________________________________________________________________________

Name(s) (please print)______________________________________________________________________________________

Address: ___________________________________________________________________________________________________

Telephone Number:_______________________________________________________________________________________________

Taxpayer Identification or Social Security Number:_______________________________________________________________________
_______________________________________________________________________________________________________________________

Date:____________________________________________________________________________